Exhibit 10.6.3

AMENDMENT NUMBER THREE

TO

EXCLUSIVE LICENSE AGREEMENT

BETWEEN

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA AND NEUROGESX, INC.

This Amendment (“Amendment Number Three”) is made effective July 29, 2004 between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607 (the “Regents”), and acting through its Office of Technology Management, University of California San Francisco, 185 Berry Street, Suite 4603, San Francisco, California 94107 (“UCSF”) and NEUROGESX, INC., a California corporation having a principal place of business at 981F Industrial Boulevard, San Carlos, California 94070 (the “Licensee”) (together, the “Parties”).

WHEREAS, the Parties have entered into that certain Exclusive License Agreement, dated as of November 1, 2000 (the “License Agreement”) an Amendment Number One thereto, dated as of November 1, 2001 (“Amendment Number One”) and an Amendment Number Two thereto, dated as of December 2, 2003 (“Amendment Number Two”), and now desire the amend the foregoing documents.

In consideration of the promises and covenants contained herein and pursuant to Section 30.3 of the License Agreement, the Parties hereby agree to amend the License Agreement and Amendment Numbers One and Two as follows:

1. Clause (ii) of Section 8.3 of the License Agreement shall be replaced in its entirety with the following phrase: “(ii) filing at least one NDA by November 1, 2008”.

2. Clause (iii) of Section 8.3 of the License Agreement shall be replaced in its entirety with the following: “(iii) commencing the marketing of at least one Licensed Product in one country by November 1, 2010”.

3. Section 7.7 of the License Agreement, as amended, shall be replaced in its entirety with the following:

“7.7 Licensee shall pay The Regents non-creditable milestone payments should either of the following occur while Commercial Sales or commercialization of a Licensed Product by Licensee are continuing: (i) the closing of an Initial Public Offering (“IPO”) of the Licensee’s common stock pursuant to a registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission; or (ii) the closing of (x) a consolidation or merger of the Licensee with any other entity, (y) sale of all or substantially all of the assets of Licensee, or (z) sale of all or substantially all of the outstanding stock of the Licensee, pursuant to which the shareholders of the Licensee receive cash or publicly traded securities. Upon the occurrence of such event, the Licensee shall pay to The Regents total cash payments equal to X times P, where X is equal to 16,400 shares (which number of shares shall be subject to adjustment from time to time for any stock split, stock dividends, recapitalizations and the like) and P is equal to either the IPO offering price per share of common stock, or in the case of a merger, acquisition or sale, the average price per share actually received by shareholders of the Licensee’s common stock from the acquirer. Such payments shall be paid in three (3) installments, with one third (1/3) of the total to be paid twelve (12) months after the closing date of such transaction, one third (1/3) to be paid twenty four (24) months after such closing date, and the remaining one third (1/3) to be paid thirty six (36) months after such closing date. In the event the transaction contemplated hereunder involves more than one closing date, the due date for payments owed to The Regents shall be measured from the date of the last closing.”

THIS AMENDMENT NUMBER THREE, AND THE LICENSE AGREEMENT AS AMENDED BY AMENDMENT NUMBERS ONE AND TWO SETS FORTH THE ENTIRE AGREEMENT AND UNDERSTANDING OF THE REGENTS AND LICENSEE WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND SUPERECEDES ALL PRIOR DISCUSSIONS, AGREEMENTS AND WRITINGS IN RELATION THERETO. ALL MATERIAL REPRESENTATIONS AND WARRANTIES ON WHICH THE PARTIES HAVE RELIED IN CONNECTION WITH THE NEGOTIATION OF THIS AMENDMENT, IF ANY, ARE STATED EXPRESSLY IN THIS AMENDMENT NUMBER THREE.

Except as stated in this Amendment Number Three, all other elements of the original License Agreement, as amended by Amendment Numbers One and Two, shall remain unchanged. In the event of any conflict between the terms of this Amendment Number Three and the License Agreement, as amended by Amendment Numbers One and Two, the terms of this Amendment Number Three shall prevail.

This Amendment Number Three may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Amendment Number Three.

NEUROGESX, INC. (“LICENSEE”)		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA (“THE REGENTS”)

By:	/s/ Stephen Ghiglieri	By:	/s/ Susan Y. Nakashima
Name:	Stephen Ghiglieri	Name:	Susan Y. Nakashima
Title:	CFO	Title:	Business Manager, UCSF OTM
Date:	8/2/04	Date:	July 29, 2004